Exhibit 99.1

Information Relating to Part II.

Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of common stock of Hayward Holdings, Inc., registered pursuant to the Registration Statement on Form S-3ASR (Registration No. 333-264617) filed on May 2, 2022, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$23,622.47
Legal fees and expenses	550,000
Accounting fees and expenses	200,000
Blue Sky fees and expenses	10,000
Printing expenses	20,000
Miscellaneous	396,377.53
Total	$1,200,000